Exhibit 99.3

VOTE BY INTERNET - www.proxyvote.com
AUXILIUM PHARMACEUTICALS, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M80154-S26390	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

  AUXILIUM PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.		For	Against	Abstain

1.	To adopt the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 17, 2014, among the Company, Endo International plc (“Endo”), Endo U.S. Inc. and Avalon Merger Sub Inc. (“Merger Sub”), and approve the transactions contemplated thereby. Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company and the Company will continue as the surviving corporation and as a wholly owned indirect subsidiary of Endo.	☐	☐	☐

2.	To approve, on a non-binding advisory basis, certain compensatory agreements between Auxilium and its named executive officers relating to the merger.	☐	☐	☐

3.	To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement and approve the transactions contemplated thereby.	☐	☐	☐

NOTE: This proxy also delegates discretionary authority to the proxies to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Joint Proxy Statement/Prospectus is available at www.proxyvote.com.

M80155-S26390

PROXY

AUXILIUM PHARMACEUTICALS, INC.

This Proxy is solicited on behalf of the Board of Directors

for the

Special Meeting of Stockholders

[—], 2015

8:30 a.m. EST

640 Lee Road

Chesterbrook, Pennsylvania 19087

The undersigned, revoking all prior proxies, hereby appoint(s) Adrian Adams and Andrew I. Koven, and each of them, each with the power to appoint his substitute, the true and lawful proxy holders of the undersigned, and hereby authorize(s) them to represent and to vote, as designated on the reverse side, all of the shares of common stock of Auxilium Pharmaceuticals, Inc. (the “Company”) held of record by the undersigned on [—], 2014, at the Special Meeting of Stockholders of the Company to be held on [—], 2015 (the “Meeting”) at 8:30 a.m., local time, at its offices at 640 Lee Road, Chesterbrook, Pennsylvania 19087, and any adjournments or postponements thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE; NO POSTAGE NEED BE AFFIXED IF ENCLOSED ENVELOPE IS MAILED IN THE UNITED STATES. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. THIS PROXY ALSO DELEGATES DISCRECTIONARY AUTHORITY TO THE PROXIES TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

IMPORTANT - CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Address changes/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side